Exhibit (8)(h)(1)

NOTICES AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS NOTICES AMENDMENT TO FUND PARTICIPATION AGREEMENT (“Amendment”) is by and among Federated Securities Corp. (“Distributor”), Federated Insurance Series (“Investment Company”) (Distributor and Investment Company shall collectively be referred to herein as “Federated Hermes”) and Modern Woodmen of America (“Insurer”).

W I T N E S S E T H:

WHEREAS, Federated Hermes and Insurer are parties to that certain Fund Participation Agreement dated as of July 15, 2011, as amended (the “Original Agreement”);

WHEREAS, effective April 28, 2020 Investment Company will be changing its name to Federated Hermes Insurance Series;

WHEREAS, Federated Hermes and Insurer desire to amend the Original Agreement subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Section 10. Notices is deleted in its entirety and replaced with the following:

“Section 10. Notices

(a)   Form. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement shall be given in writing and delivered by postage prepaid registered or certified United States first class mail, return receipt requested, overnight courier services or by e mail (with a confirming copy by mail).

(b)   To Investment Company. Unless otherwise notified in writing, all notices to the Investment Company shall be given or sent to:

Federated Hermes Insurance Series

4000 Ericsson Drive

Warrendale, PA 15086 -7561

Attn.: John B. Fisher

E-Mail: contractadmin@federatedinv.com

(c)   To Distributor. Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to:

Federated Securities Corp.

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15222-3779

Attn.: Secretary

E-Mail: contractadmin@federatedinv.com

(d)   To Insurer. Unless otherwise notified in writing, all notices to Insurer shall be given or sent to the address shown on the signature page of this Agreement.”

2.              The parties hereto acknowledge and agree that the Agreement, as may be amended and addended from time to time, including by this Amendment, may be executed: (i) by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and taken together shall constitute one and the same instrument; and (ii) by facsimile or electronic signature in portable document format (.pdf) by any party and such facsimile or electronic signature will be deemed a fully binding original signature thereto.

3.              Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Original Agreement.

4.              All references in the Original Agreement to the “Agreement” shall be deemed to be references to the Original Agreement, as amended hereby.

5.              Except as expressly provided herein, the Original Agreement shall remain in full force and effect without any modification, amendment or change.

6.              This Amendment shall become effective as of April 28, 2020.

7.              If any term, provision, covenant or condition of this Amendment, or any application hereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated here by.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth below by a duly authorized officer of each party.

FEDERATED INSURANCE SERIES		MODERN WOODMEN OF AMERICA
(please print or type)
/s/ John B. Fisher
/s/ W. Kenny Massey
Name:	John B. Fisher
		Name:	W. Kenny Massey
Title:	President
		Title:	President
Date:	March 23, 2020
		Date:	April 3, 2020

FEDERATED SECURITIES CORP.		Address:

/s/ Paul A. Uhlman		1701 1st Avenue

Name:	Paul A. Uhlman	Rock Island,	IL	61201
		City	State	Zip
Title:	President
Email:
Date:	March 23, 2020